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                                                                      EXHIBIT 8


                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                        A LIMITED LIABILITY PARTNERSHIP


                               NATIONSBANK PLAZA
                    600 PEACHTREE STREET, N.E. - SUITE 5200
                          ATLANTA, GEORGIA 30308-2216
                            TELEPHONE: 404-885-3000
                            FACSIMILE: 404-885-3995
                  INTERNET:  Thomas.Powell@troutmansanders.com

Thomas O. Powell                                                    404-885-3294

                               December 30, 1997


Century South Banks, Inc.
60 Main Street West
Dahlonega, Georgia 30533

   Re:  Century South Banks, Inc. ("CSBI")

Ladies and Gentlemen:

     This opinion is given in connection with the filing by CSBI, a corporation organized and existing under the laws of the State of Georgia, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 ("Registration Statement") with respect to 450,000 shares of the common stock of CSBI ("Common Stock") to be issued under the CSBI 1995 Incentive Stock Option Plan (the "Plan"). The shares are to be issued solely in accordance with the terms and conditions of the Plan.

     In rendering this opinion, we have examined such corporate records and documents, including the Plan, as we have deemed relevant and necessary as the basis for the opinion set forth herein. Based upon the foregoing, it is our opinion that the shares CSBI Common Stock included in the Registration Statement, when issued to the grantees pursuant to the Plan, have been duly authorized by all requisite actions on the part of CSBI and, upon vesting of the shares pursuant to the Plan, and the issuance of such shares, such shares will be validly issued, fully paid, and nonassessable under the Georgia Business Corporation Code.

     We hereby consent to the use of this opinion and to the reference made to the firm under the caption "Legal Matters" in the Prospectus constituting part of the Registration Statement. This opinion is not given in regard to any reoffer or resale of shares of Common Stock acquired pursuant to the Plan.

                                         Sincerely,

                                         /s/ Thomas M. Duffy
                                         ----------------------
                                         Troutman Sanders LLP

cc:  James A. Faulkner, President
     Richard R. Cheatham, Esquire